Exhibit 10.29
RESTRICTED STOCK UNITS AGREEMENT

THIS RESTRICTED STOCK UNITS AGREEMENT (“Agreement”) is made and entered into as of ________, 20___ by and between COVENTRY HEALTH CARE, INC., a Delaware corporation, (the “Company”) and _________________ (“Holder”).

1.           Award.  The Company hereby awards Holder _______ Restricted Stock Units (collectively, “RSUs”, singularly, “RSU”), subject to the terms and conditions of this Agreement and the terms and conditions of the Amended and Restated 2004 Incentive Plan.  If the terms of this Agreement conflict with or are inconsistent with the terms of the Amended and Restated 2004 Incentive Plan, the Amended and Restated 2004 Incentive Plan shall control.  Defined terms used herein and not defined shall have the meanings ascribed to them in the Amended and Restated 2004 Incentive Plan.

2.           Definition of RSU.  An RSU is a hypothetical share of the Company’s common stock.  The value of an RSU on any given date shall be equal to the closing market price of the Company’s common stock on the New York Stock Exchange as of such date.  An RSU does not represent an equity interest in the Company and carries no voting rights.  The Holder shall have no rights as a shareholder with respect to the hypothetical shares of the Company’s common stock to which this award relates.

3.           Restrictions, Performance Goals and Conditions:

(a)           Restrictions. Commencing with the date hereof, the Holder agrees that Holder has no right to, and shall not, sell, transfer, pledge or assign, in whole or in part, the RSUs.  The RSUs (x) shall not be earned until the performance goal set forth below shall have been attained and (y) shall not vest until the required time period with respect to the RSUs shall have lapsed.

(b)           2012 Performance Goals.

[INSERT PERFORMANCE GOALS]

(d)           Forfeiture.  In the event of Holder’s termination of employment with the Company during the term of this Agreement, the RSUs will vest, if at all, in accordance with the terms of Holder’s Employment Agreement with the Company, as in effect as of the date hereof.

4.           Adjustments.  In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, stock dividend, stock split or other change in corporate structure affecting the Company’s common stock, such substitution or adjustment shall be made in the number of RSUs as may be determined to be appropriate by the Compensation Committee of the Company’s Board of Directors, in its sole discretion, provided that the number of RSUs subject to any award shall always be a whole number.  Additional shares of RSUs shall be subject to the same restrictions and other terms and conditions that apply to the original shares of RSUs with respect to which such adjustments are made.

5.           Payment.  All payments under this Agreement shall be made in cash, subject to the restrictions set forth in the Amended and Restated 2004 Incentive Plan, including any limitations on the maximum annual amount of cash settled performance awards that can be earned in any performance period.  As soon as reasonably practicable after vesting, the RSUs earned shall be paid to Holder as set forth herein.  The amount of cash that shall be paid to Holder shall equal the number of RSUs earned and vested multiplied by the average closing market price of the Company’s common stock on the New York Stock Exchange for the trading days from December 15, 2013 through January 15, 2014 for the 2012 performance period ending on December 31, 2012, minus any withholding for taxes.

6.           Non transferability.  The Holder’s rights hereunder shall not be transferable otherwise than as provided in the Amended and Restated 2004 Incentive Plan, and the terms thereof shall be binding on the executors, administrators, heirs and successors of Holder.

7.           Defined Terms.  Defined terms used herein and not defined shall have the meanings ascribed to them in the Amended and Restated 2004 Incentive Plan.

8.           Amendment:  Choice of Law.  This Agreement may be amended as provided in the Amended and Restated 2004 Incentive Plan.  This Agreement shall be governed by Delaware law.

COVENTRY HEALTH CARE, INC.	HOLDER: